                                                               Exhibit (d)(xvii)

                       AMENDMENT TO SUBADVISORY AGREEMENT

     This AMENDMENT TO SUBADVISORY AGREEMENT (the "Amendment") is effective as of January 23, 2006 by and between AIG SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the "Adviser"), and J.P. MORGAN INVESTMENT MANAGEMENT INC., a Delaware corporation (the "Subadviser").

                                   WITNESSETH:

     WHEREAS, the Adviser and SUNAMERICA SERIES TRUST, a Massachusetts business trust (the "Trust"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the "Advisory Agreement"), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to it which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement; and

     WHEREAS, the Adviser and Subadviser are parties to that certain Subadvisory Agreement dated November 1, 2005 (the "Subadvisory Agreement") with respect to the Trust; and

     WHEREAS, the parties wish to amend the Subadvisory Agreement as set forth below; and

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1. Schedule A to the Subadvisory Agreement is hereby amended to reflect the addition of the SunAmerica Series Trust SunAmerica Balanced Portfolio. Schedule A is also attached hereto.

                                           Annual Fee
                                (as a percentage of the average
                                daily net assets the Subadviser
Portfolio(s)                       manages in the portfolio)
------------                    -------------------------------
SunAmerica Balanced Portfolio   0.40% on the first $50 million
                                0.30% on the next $100 million
                                0.25% thereafter

     Subadviser shall manage the SunAmerica Balanced Portfolio assets and shall be compensated as noted above.

     2. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     3. FULL FORCE AND EFFECT. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Agreement shall remain unchanged and shall continue to be in full force and effect.

     4. MISCELLANEOUS. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Subadvisory Agreement.

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Amendment as of the date first above written.

AIG SUNAMERICA ASSET MANAGEMENT CORP.   J.P. MORGAN INVESTMENT MANAGEMENT INC.


By: /s/ PETER A. HARBECK                By: /s/ DAVID WARSOFF
    ---------------------------------       ------------------------------------
Name: Peter A. Harbeck                  Name: David Warsoff
Title: President and                    Title: Vice President
       Chief Executive Officer

                                   SCHEDULE A

                           Effective January 23, 2006

                                           ANNUAL FEE
                                (AS A PERCENTAGE OF THE AVERAGE
                                DAILY NET ASSETS THE SUBADVISER
PORTFOLIO(S)                        MANAGES IN THE PORTFOLIO)
------------                    -------------------------------
Global Equities Portfolio       0.45% on the first $50 million
(Tax ID No. 13-7002447)         0.40% on the next $100 million
                                0.35% on the next $350 million
                                0.30% thereafter

SunAmerica Balanced Portfolio   0.40% on the first $50 million
(Tax ID No. 95-4572884)         0.30% on the next $100 million
                                0.25% thereafter


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